UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 14, 2018

 Virtus Investment Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10994	26-3962811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Pearl Street, 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 248-7971
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At a meeting of the Board of Directors (the “Board”) of Virtus Investment Partners, Inc., a Delaware corporation, (the “Company”) held on February 14, 2018, the Board approved and adopted, effective as of such date, an amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”).
Section 1.05 of Article I of the Bylaws has been amended to provide that, in any uncontested election of directors, any director nominee who receives a greater number of votes “withheld” from such director nominee’s election than votes “for” such director nominee’s election shall promptly tender such director nominee’s resignation subject to acceptance by the Board. The Board’s decision, which shall not involve the participation of any incumbent director who fails to receive a majority of the votes cast in an uncontested election of directors, shall be promptly disclosed in a public announcement. An election of directors is a “contested election” if the number of nominees exceeds the number of directors to be elected.
A complete copy of the Company’s Bylaws, including the language added by this Amendment appearing in Section 1.05 of Article I, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.    Description

3.1        Amended and Restated Bylaws of Virtus Investment Partners, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Date: February 16, 2018	By:	/s/ Mark S. Flynn
	Name:	Mark S. Flynn
	Title:	Executive Vice President, General Counsel and Corporate Secretary